Exhibit 10.20

FIRST AMENDMENT TO NEXEO SOLUTIONS MANAGEMENT SERVICES AGREEMENT

WHEREAS, Nexeo Solutions, LLC (the “Company”) and TPG Capital, L.P. executed a Management Services Agreement effective as of March 31, 2011 (the “Agreement”); and

WHEREAS, pursuant to Section 9 of the Agreement, TPG Capital, L.P. has assigned all of its rights and obligations under the Agreement to TPG VI Management, LLC (the “Manager”), an affiliate, and the Manager has assumed such rights and obligations;

WHEREAS, the Company and the Manager desire to modify the scope of services that Manager may provide to Company to make it clear that Manager shall have no involvement in the day-to-day operations of the Company pertaining to environmental compliance and waste handling activities;

NOW, THEREFORE, in consideration of the mutual covenants in the Agreement and the benefit to the parties, the Company and the Manager, intending to be legally bound, hereby agree to amend Section 1 of the Agreement as follows:

1. Services. The Manager hereby agrees that, during the term of this Agreement (the “Term”), it will provide to the Company, to the extent appropriate and requested by the Company, by and through itself and/or its successors, assigns, affiliates, officers, employees and/or representatives and third parties (collectively hereinafter referred to as the “Manager Designees”), as the Manager in its sole discretion may designate from time to time, management, advisory and consulting services in relation to the affairs of the Company, including, without limitation:

(a) advice in connection with the negotiation of agreements and other documents and the consummation of transactions contemplated thereby necessary to secure financing arrangements for the benefit of the Company on terms and conditions satisfactory to the Company;

(b) advice in connection with acquisition, disposition and change of control transactions involving the Company;

(c) financial, managerial and operational advice in connection with day-to-day operations, including, without limitation, advice with respect to the development and implementation of strategies for improving the operating, marketing and financial performance of the Company; and

(d) such other services (which may include, but shall not be limited to, financial, strategic planning and analysis, consulting, human resources and executive recruitment services) as the Manager and the Company may from time to time agree in writing.

Provided, however, that the Manager shall have no involvement in the day-to-day operations of the Company pertaining to the Company’s compliance with environmental laws and regulations or the Company’s waste handling activities. The parties agree that the Manager has no right to control or direct the day-to-day environmental decision-making of the Company, and that the Company will be solely responsible for its waste handling activities.

The Manager or the Manager Designees will devote such time and efforts to the performance of the services contemplated hereby as the Manager deems reasonably necessary or appropriate; provided, however, that no minimum number of hours is required to be devoted by the Manager or the Manager Designees on a weekly, monthly, annual or other basis. The Company acknowledges that none of the services to be provided by the Manager are exclusive to the Company and that the Manager and the Manager Designees may render similar services to other persons and entities. The Manager and the Company understand that the Company may at times engage one or more investment bankers or financial advisers to provide services in addition to, but not in lieu of, services provided by the Manager and the Manager Designees under this Agreement. In providing services to the Company, the Manager and Manager Designees will act as independent contractors and it is expressly understood and agreed that this Agreement is not intended to create, and does not create, any partnership, agency, joint venture or similar relationship and that no party has the right or ability to contract for or on behalf of any other party or to effect any transaction for the account of any other party.

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All other provisions of the Agreement shall remain the same and unchanged.

IN WITNESS WHEREOF, each of the parties has duly executed this Agreement as of this the 19th day of March, 2012.

COMPANY:

NEXEO SOLUTIONS, LLC

By:	/s/ Michael B. Farnell, Jr.

Name: Michael B. Farnell, Jr.
Title: EVP and CLO

MANAGER:

TPG VI MANAGEMENT, L.P.

By:	/s/ Ronald Cami

Name: Ronald Cami
Title: Vice President

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